SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2023

PROVIDENT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-232018	84-4132422
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 834-8555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On October 28, 2023, Provident Bancorp, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Stilwell Activist Fund, L.P. (“Activist Fund”), Stilwell Activist Investments, L.P. (“Activist Investments”), Stilwell Partners, L.P. (“Stilwell Partners”), Stilwell Value LLC, (“Stilwell Value”), and Joseph Stilwell, an individual (collectively, with Activist Fund, Activist Investments, Stilwell Partners, and Stilwell Value, the “Stilwell Group,” and each individually, a “Stilwell Group Member”) and Dennis Pollack, an individual. The Agreement will remain in effect until the completion of the Company’s 2025 Annual Meeting of Stockholders.

Pursuant to the Agreement, the Company has agreed to, among other things, appoint Mr. Pollack to the Boards of Directors of the Company and its wholly owned banking subsidiary, BankProv (the “Bank”), in the class of directors expiring at the Company’s 2025 Annual Meeting of Stockholders and similar class at the Bank board, with such appointments being subject to any required regulatory approval or non-objection. In the event Mr. Pollack is unable to serve as a director of the Company and Bank, the Company and Bank will appoint a replacement director chosen by the Stilwell Group.  The Company has also agreed to amend its bylaws to remove its residency requirement applicable to Board members such that Mr. Pollack may serve on the Board.

During the term of the Agreement, the Stilwell Group and each Stilwell Group Member will not, among other things: acquire additional shares of the Company’s common stock (“Company Stock”), sell or transfer Company Stock to a 5% holder or a party that upon such transfer would become a 5% holder; propose or seek to effect a sale, merger, recapitalization of reorganization or any other transaction that would constitute a change in control of the Company (a “Company Transaction”); publicly suggest that the Company should engage in a Company Transaction; seek to exercise any control or influence over the management of the Company or the Boards of Directors of the Company or the Bank; present to the Company, its stockholders or any third party any Company Transaction or give encouragement to propose a Company Transaction; solicit proxies in opposition to any recommendations or proposals of the Company’s Board of Directors or become a participant in any such proxy solicitation; submit or encourage the submission of any nomination for election as a director of the Company or any stockholder proposal for business at a meeting of the Company’s stockholders; join or participate in any partnership, pooling arrangement, syndicate or voting trust or enter into any other agreement to act in concert with any other person holding Company Stock; join with or assist or make any statement in opposition with respect to any nominee to the Company’s Board of Directors nominated by the Company Board of Directors nor join with or assist in supporting or endorsing any other nominee; vote for any nominee that has not been nominated by the Company’s Board of Directors; other than actions for the enforcement of the Agreement, initiate or participate in any litigation against the Company, Bank or its officers and directors, including any derivative action; advise, encourage or finance any activities which would circumvent the limitations of the Agreement; or request to be excused from the terms of the Agreement or publicly disclose any such intention.  Mr. Pollack has similarly agreed to refrain from the same actions.

A copy of the Agreement is attached as Exhibit 10 to this report and is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit Description
10
Standstill Agreement by and among Provident Bancorp, Inc., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, Joseph Stilwell and Dennis Pollack

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

DATE: October 31, 2023	By:	/s/ Carol L. Houle
Carol L. Houle
Co-President and Co-Chief Executive Officer, and Chief Financial Officer